Exhibit 99.1

Owens-Brockway Glass Container Inc. Announces Proposed Private Offering of $500 Million of Exchangeable Senior Notes

PERRYSBURG, Ohio, May 3, 2010 — Owens-Brockway Glass Container Inc., an indirect wholly owned subsidiary of Owens-Illinois, Inc. (NYSE: OI), announced that it intends to offer, subject to market and other conditions, $500 million aggregate principal amount of Exchangeable Senior Notes due 2015 (the “Notes”) in a private offering. Owens-Brockway Glass Container Inc. also expects to grant to the initial purchasers of the Notes an option to purchase up to an additional $75 million aggregate principal amount of Notes solely to cover overallotments, if any.

Prior to March 1, 2015, the Notes will be exchangeable only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the second scheduled trading day preceding the maturity date. Upon exchange, the exchange obligation will be settled in a combination of cash to be paid by Owens-Brockway Glass Container Inc. and shares of Owens-Illinois, Inc. common stock to be delivered by Owens-Illinois, Inc.

Owens-Brockway Glass Container Inc. intends to use up to $55 million of the net proceeds of the offering to fund the repurchase by Owens-Illinois, Inc. of shares of its common stock concurrently with the closing of the offering and the remaining proceeds for general corporate purposes, including, but not limited to, repurchases or repayments of its outstanding debt, including temporarily repaying borrowings under its secured credit agreement’s revolving credit facility, making strategic acquisitions to expand into growing markets and/or funding Owens-Illinois Inc.’s strategic priorities.

The Notes, the guarantees and the shares of Owens-Illinois, Inc. common stock issuable upon exchange, if any, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the Notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Unless so registered, the Notes and the underlying shares of common stock may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Prospective purchasers that are qualified institutional buyers are hereby notified that the seller of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward Looking Statements

This news release contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act. Forward-looking statements reflect current expectations and projections about future events at the time, and thus involve uncertainty and risk. It is possible that future financial performance may differ from expectations due to a variety of risks and other factors such as those described in Owens- Illinois, Inc.’s, Form 10-K for the year ended December 31, 2009, filed with the U.S. Securities and Exchange Commission on February 10, 2010. It is not possible to foresee or identify all such factors. Any forward-looking statements in this news release are based on certain assumptions and analyses made in light of Owens-Illinois, Inc.’s experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While Owens-Illinois, Inc. continually reviews trends and uncertainties affecting its results of operations and financial condition, Owens-Illinois, Inc. does not intend to update any particular forward-looking statements contained in this news release.

SOURCE: Owens-Illinois, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding O-I’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.